Exhibit 99.1

HyreCar Announces Completion of a $29.7 Million Public Offering of Common Stock, Including Full Exercise of Underwriters’ Option

February 16, 2021

LOS ANGELES--(BUSINESS WIRE)--Feb. 16, 2021-- HyreCar Inc. (NASDAQ: HYRE), the carsharing marketplace for ridesharing, food, and package delivery services, today announced that on February 9, 2021, it completed a previously announced underwritten public offering of an aggregate of 2.53 million shares of its common stock at a public offering price of $11.75 per share for gross proceeds of approximately $29.7 million, before deducting underwriting discounts and commissions and estimated offering expenses, which includes the exercise in full of the underwriters’ option to purchase 330,000 additional shares. Lake Street Capital Markets, LLC and Northland Securities acted as joint book-running managers for the offering.

HyreCar intends to use the net proceeds from the offering, in addition to its existing cash resources, for working capital and general corporate purposes including sales, marketing, and technology investments to continue to expand its platform.

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a national carsharing marketplace for ridesharing, food, and package delivery via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers, rental agencies, and OEM’s that wish to participate in new mobility trends. By providing a unique opportunity through our safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information, please visit hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance, or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210216005707/en/

Scott Brogi

Chief Financial Officer

scott@hyrecar.com

John Evans
Investor Relations

415-309-0230

j.evans@hyrecar.com

Source: HyreCar Inc.